UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2005

NEOGEN CORPORATION

(Exact name of registrant as specified in its charter)

MICHIGAN	0-17988	38-2367843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Lesher Place Lansing, Michigan	48912
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 517-372-9200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 6, 2005, Neogen Corporation together with its subsidiaries, (the “Company”) issued a press release announcing that the Company has entered into an agreement to purchase the assets of the dairy antibiotic testing business of Brussels, Belgium-based UCB. Closing, subject to customary closing conditions, is expected to take place late in calendar 2005. A copy of the press release is attached as Exhibit 99.1 to this report. There is no relationship between UCB and the Company.

Consideration for the acquisition, which was determined through arms length negotiations and subject to certain additional post closing adjustments, is $14.7 million in cash and potential future performance-based compensation. No liabilities will be assumed in the transaction. The source of the cash consideration is expected to be available cash balances and borrowings under the Company’s existing credit facility.

Sales of the business, 90% of which are outside of North America, were approximately $9.0 million US in UCB’s most recent fiscal year.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release dated July 6, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGEN CORPORATION
(Registrant)
Date: July 6, 2005

/s/ Richard R. Current
Richard R. Current
Vice President & CFO